UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2018, Spero Therapeutics, Inc. (the “Company”), in connection with the closing of its public offering of 3,780,000 shares of the Company’s common stock, par value $0.001 per share, and 2,220 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, designated 2,220 shares of its authorized and unissued preferred stock as Series A Convertible Preferred Stock and filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, which is attached hereto as Exhibit 3.1.

Each share of the Series A Preferred Stock is convertible into 1,000 shares of the Company’s common stock (subject to adjustment as provided in the Certificate of Designation) at any time at the option of the holder, provided that the holder will be prohibited from converting Series A Preferred Stock into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of the Company’s common stock then issued and outstanding. The holder of such share of Series A Preferred Stock can change this requirement upon 61 days’ notice to the Company. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series A Convertible Preferred Stock will receive a payment equal to $0.001 per share of Series A Convertible Preferred Stock before any proceeds are distributed to the holders of the Company’s common stock and pari passu with any distributions to the holders of the Company’s Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the then outstanding Series A Convertible Preferred Stock will be required to amend the terms of the Series A Convertible Preferred Stock. Shares of Series A Preferred Stock will be entitled to receive any dividends payable to holders of the Company’s common stock, and will rank:

•	senior to all of the Company’s common stock;

•	senior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms junior to the Series A Preferred Stock;

•	on parity to all of the Company’s shares of Series A Preferred Stock;

•	on parity to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock; and

•	junior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms senior to the Series A Preferred Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily and/or the right to receive dividends.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: July 17, 2018	By: /s/ Joel Sendek
Joel Sendek
Chief Financial Officer and Treasurer